UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2014

PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[     ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 4, 2014, Provident Community Bancshares, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Park Sterling Corporation, a North Carolina corporation (“Park Sterling”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Park Sterling (the “Merger”), with Park Sterling as the surviving corporation in the Merger. Immediately after the effective time of the Merger (the “Effective Time”), Park Sterling intends to merge Provident Community Bank, a wholly owned subsidiary of the Company (the “Bank”), with and into Park Sterling Bank, a wholly owned subsidiary of Park Sterling (the “Bank Merger”), with Park Sterling Bank as the surviving institution in the Bank Merger.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each outstanding share of Company common stock will be converted into the right to receive a cash payment from Park Sterling equal to $0.78 per share, or approximately $1.4 million in the aggregate.  All outstanding Company stock options will be canceled without any payment since the exercise price of such stock options exceeds the merger consideration provided for in the Merger Agreement.

Under the Merger Agreement, Park Sterling has also agreed to purchase all of the outstanding shares of the Company’s Series A preferred stock (the “Series A Preferred”) and the related warrant to purchase shares of Company common stock that the Company previously issued to the U.S. Department of Treasury (the “Treasury”) under the TARP Capital Purchase Program for an aggregate purchase price not to exceed $5,096,300.

The Merger Agreement contains customary representations and warranties from both the Company and Park Sterling, and the Company has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including specific forbearances with respect to its business activities, (2) the Company’s obligation to call a meeting of its stockholders to approve the Merger Agreement, and, subject to certain exceptions, that its Board of Directors recommend that Company stockholders vote to approve the Merger Agreement and (3) the Company’s non-solicitation obligations regarding alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by the Company’s stockholders and the receipt of required regulatory approvals.  In addition, the completion of the Merger is subject to the completion of the purchase by Park Sterling of the Series A Preferred from Treasury and the Company having a modified net worth, as determined by a formula set forth in the Merger Agreement, of at least $1.00 as of the later of (i) the date of the Company stockholder meeting to vote on the transactions contemplated by the Merger Agreement or (ii) the third business day prior to the effective date of the Merger.  The Merger is expected to be completed in the second calendar quarter of 2014.

The Merger Agreement provides certain termination rights for both the Company and Park Sterling and further provides that a termination fee of $300,000 will be payable by the Company upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.  In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or Park Sterling, their respective affiliates or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Park Sterling, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the documents that each of the Company and Park Sterling file with or furnish to the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, simultaneous with the execution of the Merger Agreement, Park Sterling Bank entered into employment agreements with each of (i) Dwight V. Neese, the current President and Chief Executive Officer of the Company and the Bank, (ii) Lud W. Vaughn, the current Executive Vice President and Chief Operating Officer of the Company and the Bank, (iii) Mark F. Pack, the current Senior Vice President and Chief Credit Officer of the Company and the Bank; and (iv) Wanda J. Wells, the current Senior Vice President, Chief Administrative Officer and Secretary of the Company and the Bank.  The employment agreements with Park Sterling Bank will become effective as of the Effective Time.

Each director of the Company has also executed a voting agreement with Park Sterling pursuant to which the director has agreed to vote his shares of Company common stock in favor of the Merger Agreement.

Forward Looking Statements

This report contains, and the Company and Park Sterling and their respective management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that a closing condition to the merger may not be satisfied; risks related to the failure of the Company to satisfy the closing condition related to its modified net worth; synergies and other financial benefits from the proposed merger may not be realized within the expected time frames; costs or difficulties of Park Sterling related to integration matters might be greater than expected; inability of the Company and Park Sterling to obtain governmental approvals of the combination on the proposed terms and schedule; failure of the Company’s stockholders to approve the merger; changes in the Company’s loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, and other similar matters with respect to the Company or Park Sterling; failure of Park Sterling to effectively redeploy resources from custody business to the core asset management business; failure of Park Sterling to generate an adequate return on investment related to the Richmond loan production office or other hiring initiatives; failure of Park Sterling to generate future growth in metropolitan market loan balances; the effects of negative or soft economic conditions or a “double dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses of the Company or Park Sterling; deterioration in the credit quality of the loan portfolio of Park Sterling or the Company or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio of the Company or Park Sterling; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts on the Company or Park Sterling of a potential increasing rate environment; the potential impacts of any additional government shutdown and further debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock,  regulatory, legal and contractual requirements of the Company or Park Sterling, other uses of capital, the financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on the Company’s or Park Sterling’s financial statements; and the ability of management of each of the Company or Park Sterling to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of the Company’s or Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and the Company and Park Sterling undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Additional Information

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Park Sterling. In connection with the Merger, the Company will furnish to its stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. The Company’s stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the Merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.providentonline.com or by directing a request to: Provident Community Bancshares, Inc., 2700 Celanese Road, Rock Hill, South Carolina 29732, Attn: Wanda J. Wells, Senior Vice President, Chief Administrative Officer and Secretary (wwells@providentonline.com).

Participants in this Transaction

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company and other persons who may be deemed participants in this solicitation will be included in the proxy statement to be furnished to the Company’s stockholders. Information about the Company’s executive officers and directors can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2013.

Item 8.01	Other Events

On March 5, 2014, the Company and Park Sterling issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits

Number	Description

2.1
Agreement and Plan of Merger, dated as of March 4, 2014, by and between Provident Community Bancshares, Inc. and Park Sterling Corporation (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Joint Press Release dated March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.

Date: March 5, 2014	By:	/s/ Dwight V . Neese
Dwight V. Neese
President and Chief Executive Officer